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                                               EXHIBIT  10.1
WICOR, INC. SYSTEM

                         SERVICE AGREEMENT


   This Service Agreement (the "Agreement") is made and entered into as of the 1st day of June, 1994, by and among WICOR, Inc., a Wisconsin corporation ("WICOR"), Wisconsin Gas Company, a Wisconsin corporation ("Wisconsin Gas"), WEXCO of Delaware, Inc., a Delaware corporation ("WEXCO"), Sta-Rite Industries, Inc., a Wisconsin corporation ("Sta-Rite") and SHURflo Pump Manufacturing Company, a California corporation ("SHURflo"), and supersedes the Service Agreement dated as of January 1, 1988, as amended by endorsement dated as of July 28, 1993.

   WHEREAS, WICOR is a holding company owning all of the issued and outstanding common stock of its subsidiaries, Wisconsin Gas, WEXCO, Sta-Rite and SHURflo; and

   WHEREAS, WICOR, WEXCO, Sta-Rite and SHURflo (hereinafter referred to as "Nonutility Affiliates") are affiliated interested with Wisconsin Gas pursuant to Stats., ss. 196.52 and 196.795; and

   WHEREAS, it is necessary and convenient for WICOR to provide certain common services for the benefit of its subsidiaries; and

   WHEREAS, from time to time it may be necessary, convenient or economical for any one of the parties to this Agreement to provide certain services to one or more of the other parties, which may require that Wisconsin Gas make available public utility affiliate employees and/or property as referred to in s. 196.795(5)(r) and
(s) Stats.; and

   WHEREAS, it is necessary and appropriate that pursuant to ss.
196.52 and 196.795, Stats., the costs for the aforementioned services be determined, allocated and distributed.

   NOW, THEREFORE, it is agreed by and among the parties as follows:


                             ARTICLE I

                   AGREEMENT TO FURNISH SERVICES

   1. WICOR agrees to provide certain common services and to incur certain common expenses and fees, all as described in more detail hereafter, for the benefit of its subsidiaries.

   2. Each of the parties agrees to use its best efforts to furnish such services as may from time to time be reasonably requested by another party.

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                            ARTICLE II

               DESCRIPTION OF SERVICES AND PROPERTY

   The services that may be requested by a party hereto and furnished pursuant to this Agreement shall include, but are not limited to, the following: management, supervisory, accounting, legal, financial, employee benefit services pursuant to an Order of the Public Service Commission of Wisconsin dated April 28, 1994, in Docket 05-UI-106 ("April 28, 1994 Order"), and similar services.

   Any party shall have the right, exercisable at its sole discretion, to refuse to perform services or to provide property to any other party, except as provided in the April 28, 1994
Order.

   Wisconsin Gas may, in its sole discretion, sell, lease, transfer to or exchange with a Nonutility Affiliate, property, as defined in s. 196.795(5)(s), Stats., independent of and not related to the provision of any of the services identified above. Such property shall be provided in accordance with the provisions of s. 196.795(5)(s), Stats. and Wisconsin Gas shall be compensated for such property at the fair market value of such property.


                            ARTICLE III

                     COMPENSATION FOR SERVICES

   Compensation for services or property provided by Wisconsin
Gas to a Nonutility Affiliate shall be at the greater of the cost to Wisconsin Gas or the fair market value of such services. For purposes of this Agreement, the cost to Wisconsin Gas of each such service shall include those costs listed in Article V.

   A Nonutility Affiliate may, if in its sole discretion it elects to do so, provide services comparable to those listed above, or property (both real and personal) to Wisconsin Gas upon request.

   Compensation for services provided by a Nonutility Affiliate to Wisconsin Gas shall be at the lesser of the fair market value or the cost to the Nonutility Affiliate of such services. For purposes of this Agreement, the cost of each such service shall include those costs listed in Article V.

   The fair market value of a service provided by Wisconsin Gas to a Nonutility Affiliate shall be equal to the cost which the Nonutility Affiliate would have paid to obtain such service if Wisconsin Gas could not or would not provide such service. In determining the fair market value of a service it provides, Wisconsin Gas shall make a good faith effort to identify the resources necessary to perform the service, and the value of such service based on a general knowledge of the relevant market for such service as well as, if available, comparison with bids or quotations for such a service. If Wisconsin Gas, despite its good faith efforts, is not able to determine the fair market value of a service, the fair market value shall be deemed to be equal to the cost to Wisconsin Gas.
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   The fair market value of a service provided by Wisconsin Gas to a Nonutility Affiliate shall be compared to the cost to Wisconsin Gas of providing the service and the Nonutility Affiliate shall be charged the greater of the fair market value or the cost of providing the service.


                            ARTICLE IV

                  DESCRIPTION OF COST ALLOCATION

   1. It is understood and agreed that each party shall bear all costs the incurrence of which benefits solely such party, and that each subsidiary shall bear a fair and equitable portion of costs the incurrence of which benefits partly but not solely such subsidiary.

   2. Costs incurred initially by the parties are identified below.

             a.   "Subsidiary Sole Costs" are costs
             incurred initially by any subsidiary solely for its benefit or directly for the benefit of any single subsidiary.

             b.   "Subsidiary Shared Costs" are costs
             incurred initially by any subsidiary, partly for the benefit of at least two but not all of the subsidiaries.

             c. "Common Costs" are costs incurred by any party which benefit the subsidiaries, which include, but are not limited to, those items set forth in Exhibit A attached hereto.

             d. "WICOR Sole Costs" are costs incurred by any party which do not benefit the subsidiaries, which include, but are not limited to, costs, expenses and fees incurred in conjunction with investigating, reviewing or planning a potential acquisition or divestiture of any equity or ownership interest in another corporation or business enterprise and costs, expenses and fees incurred in consummating any acquisition or divestiture of such interest. Such costs include interest expense associated with any funds borrowed to finance an acquisition.

   3. Costs identified above shall be apportioned and borne as follows:

             a. Subsidiary Sole Costs shall be borne by, billed to or otherwise recorded as costs of the subsidiary receiving the benefit associated with the costs.

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             b.   Subsidiary Shared Costs shall be
             examined and apportioned in a manner designed to match cost responsibility with benefits received. The costs so apportioned shall be borne by, billed to or otherwise recorded as costs of each subsidiary receiving a benefit associated with the incurrence of the costs.

             c.   Common Costs shall be apportioned to,
             borne by, billed to or recorded as costs of each subsidiary according to the allocation formula and procedures set forth in Exhibit B attached hereto and made a part hereof. The percentage allocations applicable to each subsidiary set forth in Exhibit B shall be recalculated annually using the formula and procedures set forth in Exhibit B, which among other things provides for using amounts recorded on the books of account of the parties at the end of the three preceding calendar years.

             d.   WICOR Sole Costs shall be borne by,
             billed to or otherwise recorded as costs of WICOR.

   4. The cost for services rendered by any part to any of the other parties shall be accounted for and billed on a current monthly basis with settlement of such billings to be made within 30 days after billing.


                             ARTICLE V

              IDENTIFICATION OF COSTS TO BE ALLOCATED

   1. The various costs referred to in this Agreement and to be allocated to and borne by the parties as set forth herein include:

             a.   The cost of any employee's services,
             which shall be determined in the following manner;

             i. Actual Compensation based on direct labor expense shall be determined for each employee and shall include consideration for paid absences, such as vacation and illness.

             ii. The result calculated above will be multiplied by both a fringe benefit percent and a "loading factor." The fringe benefit percent shall include the cost of such items as medical and dental insurance, pensions, social security and life insurance. The "loading factor" shall include such intangible costs as activities necessary to maintain professional licenses, other permits and special skills, general training and business reading and membership or participation in trade associations and professional and business organizations.

             b.   The cost of any property used in
             connection with the services hereunder,
             including, but not limited to, materials,
             equipment, supplies and the like, as
             reflected by the actual cost as recorded on
             the books of account of the party supplying
             such items.  The cost of such property shall
             include a return on the depreciated original
             cost equal to the return authorized in the
                          latest Wisconsin Gas rate case.
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             c.   Travel and other out-of-pocket expenses
             at actual cost as recorded on the books of account of the party furnishing such items.

             d.   Fees and expenses incurred for outside
             management, supervisory, accounting, legal, financial, or similar services at actual cost as recorded on the books of account of the party initially bearing such cost.


                            ARTICLE VI

   Each person who is an officer of both Wisconsin Gas and one or more of the nonutility affiliates, or a person who is a member of the incidental supporting staff of such officer, shall keep a daily record of the amount of time devoted to nonutility affiliates. Actual compensation based on direct labor expense shall be determined for each employee and shall include consideration for paid absences such as vacation and illness. This amount shall be adjusted by both a loading factor and a fringe benefit allocation factor as described in Article V.


                            ARTICLE VII

               EFFECTIVE DATE - TERM - CANCELLATION

   1. This Agreement shall commence as of the date first written above or 60 days after approval by the Public Service
Commission of Wisconsin, whichever occurs first, and shall continue until cancelled upon 60 days written notice by any party to the other parties.

   2. It is contemplated that, if and when WICOR acquires new subsidiaries, such subsidiaries may become parties to this Agreement by endorsement after review and approval by the Public
Service Commission of Wisconsin.

   3. It shall not be necessary for the parties to amend or re-execute this Agreement in the event that allocation percentages set forth in Exhibit B are changed as a result of the annual recalculation of such percentages, or that new subsidiaries become parties to this Agreement.


                           ARTICLE VIII

                           MISCELLANEOUS

   1. Nothing herein contained shall be construed to release the officers and directors of the parties from the obligation to perform the duties of such offices or to limit the exercise of their lawful powers.

   2. The performance of this Agreement shall be subject to valid rules, regulations and orders of any regulatory body having jurisdiction, including approval by the Public Service Commission of Wisconsin.  The parties hereto acknowledge that Wisconsin Gas is subject to the provisions of s. 196.795(5)(r) and (s), Stats., regarding the use of "public utility affiliate employe's services" and "property" and agree that Wisconsin Gas shall minimize the use of any "public utility affiliate employe's services" or "property" as required by those subsections.
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   3.        Nothing herein shall limit the authority of the Public
Service Commission of Wisconsin with respect to inclusion or exclusion of costs for the purpose of setting rates for Wisconsin Gas, or limit the powers of that commission in any other respect.

   4. All prior service agreements among the parties shall be and hereby are terminated, without liability to any party;
provided, however, that all services performed and costs incurred prior to the date hereof under such contracts shall be accounted for under such contracts.
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   IN WITNESS WHEREOF, each of the parties hereto has caused
these presents to be executed in its name on its behalf by its duly authorized officers as of the day and year first above written.

ATTEST:                                     WICOR, Inc.



R.A. Nuernberg                              BY  T.F. Schrader
Secretary                                     President
ATTEST:                                     Wisconsin Gas Company



R.A. Nuernberg                              BY  J.D. Donnelly
Secretary                                     President
ATTEST:                                     Sta-Rite Industries, Inc.



R.A. Nuernberg                              BY
Secretary                                     President
ATTEST:                                     WEXCO of Delaware, Inc.


R.A. Nuernberg                              BY  R. Phillips
Secretary                                     President
ATTEST:                                     SHURflo Pump Manufacturing
Company



R.A. Nuernberg                              BY  G. Wardeberg
Assistant Secretary                         Chairman
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                                                         Exhibit
A

                           COMMON COSTS

   The component costs of the Common Cost category of costs include but are not limited to the following:

Accounting

   WICOR Parent Company Records and Financial Statements
   WICOR Consolidated Financial Statements
   External WICOR Reports and Summary Internal Information
   Annual Meeting Information
   Invoice and Check Processing - WICOR
   Accounting Research

Treasury Activities

   Shareholder Activities (i.e., dividends, stock options, etc.)
   Coordination of Cash Activities - WICOR
   Annual Meeting Involvement
   Financial Planning

Public Information

   External WICOR Reports
   WICOR News Releases
   Annual Meeting Activities

General Activities

   Time and Expenses of Officers and Employees of Subsidiaries
Devoted to
          WICOR Matters Other Than Those Matters Constituting WICOR Sole
Costs
   Secretarial Support
   Annual Meeting - Proxy Handling
   External Reports
   Shareholder Activities

Tax

   WICOR Tax Matters

Legal

   Monitoring of Contracts/Consultants
   Research

Other

   Fringe Benefits Related to Direct and Indirect Labor
   Stockholder Expense
   Independent Accountants - Audit Activities
   Outside Counsel - Legal Matters
   Personal Expenses of Common Employees
   Office Space

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                                                           Exhibit
B

                    ALLOCATION OF COMMON COSTS

   It is understood and agreed by the parties that certain costs incurred by or on behalf of WICOR provide a substantial benefit to the subsidiaries. Some of the costs incurred would be, and were prior to the establishment of WICOR, direct costs of the individual subsidiary companies. Other costs would be duplicated at each subsidiary were they not performed at the WICOR level.

   The allocation method used to allocate Common Costs emphasizes the operations of the subsidiaries by weighing equally total assets, operating expenses (less income taxes) and gross payroll of each subsidiary.

   The allocation factors will be determined annually. Each subsidiary's percentage of total assets, operating expenses (less income taxes) and gross payroll will be calculated by comparing such items to the sum of the subsidiaries' assets, operating expenses (less income taxes) and gross payroll. Such figures will be determined for the three years preceding the year for which the allocation is to be made. The percentages of assets, operating expenses and payroll so determined for such subsidiary will themselves be averaged to arrive at each subsidiary's overall average percentage to be used in allocating Common Costs. The calculation of the allocation percentages as will be used for 1994 is attached hereto as Schedule 1.

   If and when subsidiaries join the WICOR system, allocation factors will be determined as if the subsidiary joining the system were in the system for the entire period covered by the calculation. These new allocation factors shall be applied to the Common Cost pool commencing on the effective date of the new subsidiary's acquisition or formation.

   If the joining subsidiary does not have operating results for any portion of the period, its share of Common Costs will be based upon financial analysis until such time as actual operating results are available.
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